Exhibit 99.1

Helicos BioSciences to Present at UBS Global Life Sciences Conference on September 25, 2008

CAMBRIDGE, Mass., Sep 18, 2008 (BUSINESS WIRE) — Helicos BioSciences Corporation (NASDAQ: HLCS) announced today that Mr. Steve Lombardi, president and chief executive officer, will provide a company overview at the UBS Global Life Sciences Conference on Thursday, September 25 at 9:30 a.m. EDT.

The presentation will be webcast live and can be accessed through the investor relations section of the company’s Web site at www.helicosbio.com. The webcast will be available on the Web site through October 24, 2008.

About Helicos BioSciences

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMSTMtechnology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and is committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com.

SOURCE: Helicos BioSciences Corporation

Helicos BioSciences Corporation

Investor Relations:

Justine Alonzo, 617-264-1822

InvestorRelations@helicosbio.com

or

Racepoint Group

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